UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Weyerhaeuser Company

(Exact Name of Registrant as Specified in its Charter)

Washington	91-0470860
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

33663 Weyerhaeuser Way South

Federal Way, Washington 98063-9777

(Address of Principal Executive Office) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.375% Mandatory Convertible Preference Shares, Series A par value $1.00 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-182403

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1 – DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the 6.375% Mandatory Convertible Preference Shares of Weyerhaeuser Company (the “Registrant”) is set forth in the preliminary prospectus supplement dated June 17, 2013, to the Registrant’s registration statement on Form S-3 (File No. 333-182403), as filed with the Securities and Exchange Commission on June 28, 2012 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

ITEM 2 – EXHIBITS

Exhibit No.	Description and Method of Filing

1	Articles of Incorporation. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q filed May 6, 2011.)

2	Articles of Amendment setting forth the specific rights, preferences, limitations, restrictions and other terms and conditions of the 6.375% Mandatory Convertible Preference Shares. (Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed June 20, 2013.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

WEYERHAEUSER COMPANY

Date: June 20, 2013	By:	/s/ Sandy D. McDade
	Name:	Sandy D. McDade
	Title:	Senior Vice President & General Counsel